[CYTOGEN LOGO]

COMPANY CONTACT:
Cytogen Corporation
Stacy Shearer
Investor Relations
(609) 750-8289
sshearer@cytogen.com

   CYTOGEN REPORTS RECORD PRODUCT REVENUES IN THE FOURTH QUARTER OF 2003 AND
                        PROVIDES 2004 FINANCIAL GUIDANCE

   Reacquisition of marketing rights to lead therapeutic product QUADRAMET(TM)
                       drive improved financial results.

PRINCETON, N.J., (MARCH 4, 2004) -- Cytogen Corporation (Nasdaq: CYTO), a product-driven, oncology-focused biopharmaceutical company, today reported its consolidated financial results for the fourth quarter and year ended December 31, 2003.

Fourth Quarter 2003 Results

Total revenues for the fourth quarter of 2003 were $3.5 million compared to $3.4 million in the fourth quarter of 2002, with product revenues increasing by more than 23% to a record $3.4 million from $2.8 million in the fourth quarter of 2002. As previously announced, Cytogen discontinued marketing brachytherapy products effective January 24, 2003 and ONCOSCINT(R) (Satumomab pendetide) effective December 26, 2002. There were no revenues from such discontinued products for the fourth quarter of 2003 compared to $816,000 in the fourth quarter of 2002. Cytogen reported a net loss of $3.1 million ($0.26 per basic and diluted share) for the fourth quarter of 2003 compared to a net loss of $3.5 million ($0.40 per basic and diluted share) for the same period in 2002.

Full Year 2003 Results

Total revenues for the year ended December 31, 2003 rose 7% to $13.8 million compared to $12.9 million in 2002. Product revenues for the year ended December 31, 2003 were $9.8 million compared to $10.6 million for the year ended December 31, 2002. For the year ended December 31, 2003, total revenues from discontinued products were $240,000 compared to $2.7 million in 2002. For the year ended December 31, 2003, Cytogen posted a net loss of $9.4 million ($0.92 per basic and diluted share) compared to a net loss of $15.7 million ($1.85 per basic and diluted share) in 2002.

"2003 was truly a transformational year for Cytogen, highlighted by the reacquisition of marketing rights to our lead therapeutic product - QUADRAMET(TM)," said Michael D. Becker, Cytogen's President and Chief Executive Officer. "Investigational clinical data relating to QUADRAMET, presented at a number of medical meetings this past year, has set the stage for exciting potential expansion opportunities. Studies are being implemented to support these initial findings and we look forward to reporting progress throughout 2004 at appropriate medical conferences. COMBIDEX(R), which we are committed to launching pending regulatory clearance, was brought to the forefront of national attention with a lead publication in the New England Journal of Medicine in June 2003. Lastly, support for PROSTASCINT continues to grow in the medical community and our separate marketing alliances with General Electric Medical Systems and Siemens along with an improved reimbursement climate should help drive future sales of the product. To support all of these activities, we raised over $35 million in capital from recognized institutional investors in the past year. Going forward, there is considerable opportunity to grow from this broad foundation and we look forward to building on the momentum generated during 2003."

2003 Highlights:

-- Reacquired marketing rights to QUADRAMET from Berlex Laboratories together with the requisite capital raise;

-- Clinical data relating to both PROSTASCINT and QUADRAMET was presented at the Society of Nuclear Medicine (SNM) meeting;

-- Separate marketing alliances for improved PROSTASCINT imaging were formed with General Electric Medical Systems and Siemens;

-- COMBIDEX (ferumoxtran-10) article featured in the New England Journal of Medicine (Volume 348, No. 25, pp. 2491-2499);

-- Investigational data supporting QUADRAMET combination therapy with both docetaxel and zoledronic acid was presented at the American Society of Clinical Oncology (ASCO) meeting;

-- Investigational data supporting QUADRAMET high-dose therapy was presented by Mayo Clinic researchers at the SNM meeting;

-- Monetized Cytogen's royalty rights to Antisoma PLC's lead product, R1549 (formerly Pemtumomab), for potential of an aggregate of $1 million in payments, $500,000 of which was received in 2003;

-- COMBIDEX clinical data was presented at the International Society for Magnetic Resonance in Medicine (ISMRM) 11th Scientific Meeting from a study including patients with breast and prostate cancer;

-- Christopher P. Schnittker, CPA, joined Cytogen as Vice President and Chief Financial Officer in September 2003;

-- $60 million shelf registration statement was declared effective by the SEC in November 2003, of which $20.5 million in gross proceeds was received from the sale of the Company's common stock in November 2003;

-- Clinical data relating to QUADRAMET's potential role in multiple myeloma was presented at the American Society of Hematology (ASH) meeting;

-- COMBIDEX abstracts in a variety of cancers were presented at the Radiological Society of North America (RSNA) meeting;

-- First biological validation of Cytogen's novel proteomics technology was presented at the International Union of Biochemistry & Molecular Biology (IUBMB) and Human Proteome Organization (HUPO) World Congress Meeting;

-- Phase III clinical study of COMBIDEX in lymph nodes was published in the September issue of the journal Radiology (Volume 228, No. 3, pp. 777-788) demonstrating that COMBIDEX aids in the non-invasive evaluation of metastatic lymph nodes in patients with head and neck, chest, breast, abdominal, and pelvic cancers;

-- Investigational data demonstrating that PROSTASCINT-guided prostate brachytherapy results in a high probability of actuarial four-year biochemical disease-free survival for patients with localized prostate cancer was published in the International Journal of Radiation Oncology (Volume 57, No. 2, pp. 362-370);

-- New PSMA findings were published in the Proceedings of the National Academy of Sciences (PNAS, volume 100, issue 22); and

-- Outcomes data supporting that central abdominal pattern of uptake with PROSTASCINT indicates metastatic disease and investigational data demonstrating that PROSTASCINT can influence post-prostatectomy radiotherapy decision making was presented at RSNA.

Product Revenue

QUADRAMET

QUADRAMET (samarium Sm-153 lexidronam injection) is a skeletal targeting therapeutic radiopharmaceutical for the relief of pain due to bone metastases arising from prostate, breast, multiple myeloma and other types of cancer. QUADRAMET was developed by Cytogen based on technology licensed from Dow Chemical.

Under a 1998 agreement, Berlex Laboratories had marketing rights for QUADRAMET in North and Latin America. Through July 31, 2003 Cytogen received and reported royalties on product sales made by Berlex. Royalty revenue from sales of QUADRAMET from January 1, 2003 through July 31, 2003 was $1.1 million. Total royalty revenue from sales of QUADRAMET for the year ended December 31, 2002 was $1.8 million.

On August 1, 2003, Cytogen reacquired these marketing rights from Berlex in exchange for an upfront cash payment of $8.0 million and royalties based on future sales of QUADRAMET. At that time, Cytogen began recording product revenue from the sales of QUADRAMET.

Sales of QUADRAMET were $1.6 million in the fourth quarter of 2003 compared to $457,000 in royalty revenue during the fourth quarter of 2002. From August 1, 2003 through the year ended December 31, 2003, QUADRAMET sales were $2.8 million.

                         QUADRAMET 2003 REVENUE SUMMARY
                                 ($ in millions)
                      Q1        Q2         Q3         Q4          Full Year
Product Sales         n/a       n/a       $1.2       $1.6            $2.8
Royalties            $0.4      $0.5       $0.2        n/a            $1.1
                     ----      ----       ----       ----            ----
TOTAL:               $0.4      $0.5       $1.4       $1.6            $3.9

PROSTASCINT

Sales of PROSTASCINT (capromab pendetide), the first commercial monoclonal antibody-based molecular imaging agent targeting prostate-specific membrane antigen, or PSMA, used to image the extent and spread of prostate cancer were $1.8 million in the fourth quarter of 2003 compared to $2.0 million in the fourth quarter of 2002. For the year ended December 31, 2003, sales of PROSTASCINT were $6.5 million compared to $7.9 million for the year ended December 31, 2002.

During 2003, Cytogen collected and presented data to the Centers for Medicare & Medicaid Services (CMS) demonstrating the need for change in the relative value of PROSTASCINT for the hospital outpatient prospective payment system (HOPPS). A more appropriate higher PROSTASCINT reimbursement value has been established for

2004 that the Company believes will help ensure that hospitals are not discouraged from providing Medicare beneficiaries access to this important and clinically useful molecular imaging procedure.

                           PROSTASCINT 2003 REVENUE SUMMARY
                                    ($ in millions)
                      Q1         Q2         Q3         Q4         Full Year
Product Sales        $1.6       $1.6       $1.5       $1.8           $6.5

NMP22(R) BLADDERCHEK(TM)

Sales of NMP22 BLADDERCHEK (nuclear matrix protein-22), a point-of-care, in vitro diagnostic test for bladder cancer developed by Matritech, Inc., were $56,000 in the fourth quarter of 2003 compared to $14,000 in the fourth quarter of 2002. For the year ended December 31, 2003, sales of NMP22 BLADDERCHEK were $295,000 compared to $14,000 for the year ended December 31, 2002. From November 2002 through December 31, 2003, Cytogen promoted NMP22 BLADDERCHEK primarily to urologists in the U.S. using its in-house specialty sales force. After December 31, 2003, Cytogen will continue to sell NMP22 BLADDERCHEK exclusively to oncologists.

License and Contract Revenue

License and contract revenue was $87,000 in the fourth quarter of 2003 compared to $118,000 in the fourth quarter of 2002. For the year ended December 31, 2003, license and contract revenue was $2.9 million compared to $463,000 for the year ended December 31, 2002. As a result of the Company's reacquisition of marketing rights to QUADRAMET from Berlex in August 2003, license and contract revenue for the year ended December 31, 2003 includes the accelerated recognition of $1.9 million of previously deferred revenue. License and contract revenue for the year ended December 31, 2003 also includes a $500,000 payment received in connection with Antisoma plc's acquisition of certain royalty rights to R1549 (formerly Pemtumomab) from Cytogen in September 2003.

Costs and Expenses

Total operating expenses in the fourth quarter of 2003 were $7.0 million compared to $6.9 million in the fourth quarter of 2002. For the year ended December 31, 2003, total operating expenses were $24.0 million compared to $28.2 million for the year ended December 31, 2002. Total operating expenses for the year ended December 31, 2002 included a $2.0 million non-cash expense for the issuance of common stock related to the clinical progress of an ex vivo dendritic cell prostate cancer therapy by Northwest Biotherapeutics, Inc., which has since been discontinued. In August 2002, Cytogen entered into an agreement with Northwest Biotherapeutics that gave Northwest Biotherapeutics a license to develop and commercialize ex vivo immunotherapy products for prostate cancer that are produced by pulsing isolated populations of a patient's antigen presenting cells, such as dendritic cells, with PSMA. Northwest Biotherapeutics advanced their program to the initiation of Phase III clinical trials before terminating the program in November 2002, which resulted in a termination of the license agreement and Cytogen regaining rights to ex vivo prostate cancer immunotherapy using PSMA. Based on data demonstrating a favorable safety and clinical response in prostate cancer patients treated to date using PSMA-based ex vivo immunotherapy, Cytogen is pursuing other collaborations or partnerships to realize the clinical and commercial potential of this approach.

Operating expenses include, among other items, costs associated with the PSMA Development Company LLC ("PDC"), a joint venture between Cytogen Corporation and Progenics Pharmaceuticals, Inc. for the development of in vivo immunotherapies targeting PSMA. Cytogen's share of the equity loss associated with PDC was $772,000 for each of the fourth quarters of 2003 and 2002. For the year ended

December 31, 2003, Cytogen's share of the equity loss associated with PDC was $3.5 million compared to $2.9 million for the year ended December 31, 2002.

Cash Position

Cytogen's cash, cash equivalents and short-term investments balance as of December 31, 2003 was $30.2 million compared to $14.7 million as of December 31, 2002.

Clinical Development Update

QUADRAMET is currently being evaluated both at higher doses and in a series of combination therapy trials in order to assess potential synergies with anti-tumor drugs and other bone seeking agents based on demonstrated clinical activity in hormone-refractory prostate cancer, multiple myeloma and osteosarcoma. Analyses of investigational data from various pilot studies indicate that QUADRAMET may have utility in treating several types of cancer.

Throughout monotherapy and combination therapy studies, consistent evidence of oncolytic activity has been reported, including activity in patients refractory to chemotherapy. Data from a pilot study presented at the American Society of Clinical Oncology (ASCO) Annual Meeting in 2003 demonstrated that QUADRAMET in combination with docetaxel induced sustained PSA responses in the majority of evaluable patients treated. Data from ASCO 2003 also demonstrated evidence of activity against multiple myeloma using QUADRAMET in combination with zoledronic acid and activity against relapsed hematological malignancies, including acute lymphoblastic leukemia (ALL), acute myeloid leukemia (AML), and myelodysplastic syndrome, using higher doses of QUADRAMET followed by chemotherapy. Approximately nine clinical studies are being planned throughout 2004 with a goal to identify the most promising QUADRAMET combination regimens to advance.

Financial Outlook for 2004

-- Reflecting only QUADRAMET and PROSTASCINT, Cytogen expects an increase in 2004 full year product revenue of approximately 65% to 75% over its 2003 product revenue of $9.8 million;

-- In 2004, Cytogen expects an average gross margin of approximately 40%, which reflects QUADRAMET and PROSTASCINT manufacturing costs and royalties to Dow Chemical and Berlex Laboratories;

-- In 2004, Cytogen expects an increase in its full year total selling, general and administrative expenses of approximately 55 to 60% compared to the $11.6 million incurred in these areas in 2003 due primarily to sales force expansion and other marketing initiatives associated with the commercialization of the Company's existing and anticipated oncology products;

-- Cytogen expects an increase in 2004 full year research and development expenses of approximately 55% to 60% over its 2003 research and development expenses of $2.7 million due primarily to investigational studies relating to QUADRAMET; and

-- In 2004, Cytogen expects an increase in its share of the equity loss associated with the PDC joint venture of approximately 30% over its 2003 share of the equity loss of $3.5 million due primarily to third party manufacturing and development costs related to PDC's monoclonal antibody programs in preparation for initiation of human clinical trials.

The statements made in the foregoing paragraphs under the heading "Financial Outlook for 2004" are forward-looking statements, subject to the disclosure notice paragraph regarding forward-looking statements set forth below.

NOTE:

QUADRAMET is indicated for the relief of pain in patients with confirmed osteoblastic metastatic bone lesions that enhance on radionuclide bone scan. This press release describes clinical applications that differ from that reported in the QUADRAMET package insert.

PROSTASCINT is indicated as a diagnostic imaging agent in newly diagnosed patients with biopsy-proven prostate cancer, thought to be clinically localized after standard diagnostic evaluation and who are thought to be at high risk for pelvic lymph node metastases. PROSTASCINT is also indicated as a diagnostic imaging agent in post-prostatectomy patients with a rising PSA and a negative or equivocal standard metastatic evaluation in whom there is a high clinical suspicion of occult metastatic disease. This press release describes clinical applications and imaging performance that differs from that reported in the PROSTASCINT package insert.

A copy of the full prescribing information for QUADRAMET, PROSTASCINT, and NMP22 BLADDERCHEK may be obtained in the U.S. from Cytogen Corporation by calling toll free 800-833-3533 or by visiting the web site at http://www.cytogen.com.

About Cytogen Corporation

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven, oncology-focused biopharmaceutical company that licenses, develops and commercializes both therapeutic and molecular imaging/diagnostic products that address the unmet medical needs of physicians and the patients they serve. Cytogen directly markets QUADRAMET(TM) (samarium Sm-153 lexidronam injection), PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide, and NMP22(R) BLADDERCHEK(TM) (nuclear matrix protein-22) in the United States. Cytogen has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10), an ultrasmall superparamagnetic iron oxide contrast agent for magnetic resonance imaging of lymph nodes, which is under review by the U.S. Food and Drug Administration. Cytogen is also developing therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.


This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. Such forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with Cytogen's periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


                                       ###

                                     CYTOGEN CORPORATION & SUBSIDIARIES
                              (All amounts in thousands, except per share data)
                                                 (Unaudited)


                               CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                        THREE MONTHS ENDED        TWELVE MONTHS ENDED
                                                           DECEMBER  31,              DECEMBER 31,
                                                       --------------------      ---------------------
                                                         2003         2002         2003         2002
                                                       -------      -------      -------      --------
Revenues:
     Product Revenue                                   $ 3,447      $ 2,792      $ 9,823      $ 10,626
     Royalty Revenue                                         -          457        1,105         1,842
     License and Contract Revenue*                          87          118        2,914           463
                                                       -------      -------      -------      --------
            Total Revenues                               3,534        3,367       13,842        12,931
                                                       -------      -------      -------      --------

Operating Expenses:
     Cost of Product Related Revenue                     2,419        1,299        6,268         4,748
     Selling, General and Administrative                 3,625        2,365       11,550        11,247
     Research and Development                              155          729        2,659         5,605
     Equity Loss in Joint Venture                          772          772        3,452         2,886
     Milestone Payment Related to
      Research and Development**                             -            -            -         2,000
     Impairment of Intangible Assets                         -        1,729          115         1,729
                                                       -------      -------      -------      --------
            Total Operating Expenses                     6,971        6,894       24,044        28,215
                                                       -------      -------      -------      --------

Loss on Investment                                           -            -            -          (516)
Interest Income (Expense), Net                               4            4          (44)          101
Income Tax Benefit                                        (304)           -         (888)            -
                                                       -------      -------      -------      --------
Net Loss                                               $(3,129)     $(3,523)     $(9,358)     $(15,699)
                                                       =======      =======      =======      ========

Basic and Diluted Net Loss Per Share                   $ (0.26)     $ (0.40)     $ (0.92)     $  (1.85)
                                                       =======      =======      =======      ========

Weighted Average Common Shares Outstanding              12,087        8,758       10,205         8,466
                                                       =======      =======      =======      ========

* In August 2003, the Company recorded $1.9 million in revenue related to the acceleration of previously deferred revenue resulting from the termination of the license agreement with Berlex Laboratories.
** In March 2002, the Company recorded $2.0 million in non-cash milestone expense related to the progress of certain prostate cancer clinical trials.


                                CONDENSED CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,       DECEMBER 31,
                                                                   2003               2002
                                                               ------------       ------------
Assets:
     Cash, Cash Equivalents and Short-Term Investments          $  30,215          $  14,725
     Accounts Receivable, Net                                       1,445              1,778
     Inventories                                                    1,887              1,262
     Property and Equipment, Net                                      595              1,072
     Quadramet License Fee, Net                                     7,720                  -
     Other Assets                                                   1,833              1,057
                                                                ---------          ---------
            Total Assets                                        $  43,695          $  19,894
                                                                =========          =========

Liabilities & Stockholders' Equity:
     Accounts Payable and Accrued Liabilities                   $   5,125          $   4,427
     Other Current Liabilities                                         76                 80
     Long-Term Liabilities and Deferred Revenue                     2,454              4,799
     Stockholders' Equity                                          36,040             10,588
                                                                ---------          ---------
            Total Liabilities and Stockholders' Equity          $  43,695          $  19,894
                                                                =========          =========